                                                                     Exhibit 4.1


                                                        FEDERAL IDENTIFICATION
                                                        NO.   04-2726691
                                                           ---------------------


_____________
Examiner
                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        CERTIFICATE OF VOTE OF DIRECTORS
                     ESTABLISHING A CLASS OR SERIES OF STOCK
                    (GENERAL LAWS, CHAPTER 156B, SECTION 26)

       We,       Mitchel Sayare                                     , President,
         ----------------------------------------------------------------------
       and       Kathleen Carroll                             , Assistant Clerk,
         ----------------------------------------------------------------------
       of        Immunogen, Inc.                                               ,
         ----------------------------------------------------------------------
                                 (Exact name of corporation)

       located at: 333 Providence Highway, Norwood, MA  02062                  ,
                 --------------------------------------------------------------
                         (Street Address of corporation in Massachusetts)

       do hereby certify that at a meeting of the directors of the corporation held on December 5, 1997, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:

           See continuation sheets
















___________
P.C. NOTE: VOTES FOR WHICH THE SPACE PROVIDED ABOVE IS NOT SUFFICIENT SHOULD BE PROVIDED ON ONE SIDE OF SEPARATE 8 1/2 X 11 SHEETS OF WHITE PAPER, NUMBERED 2A, 2B, ETC., WITH A LEFT MARGIN OF AT LEAST 1 INCH.

                        THE COMMONWEALTH OF MASSACHUSETTS

                        CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A SERIES OF A CLASS OF STOCK
                    (GENERAL LAWS, CHAPTER 156B, SECTION 26)


          ======================================================================


          I hereby approve the within Certificate of Vote of Directors and, the filing fee in the amount of $ 100.00 having been paid, said certificate is deemed to have been filed with me this 9th day of December, 1997.




          Effective date: /s/ William Francis Galvin
                          --------------------------
                          William Francis Galvin






                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth












                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:


          Anne T. Leland, Legal Assistant
          ---------------------------------------------------------------

          Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          ---------------------------------------------------------------

          One Financial Center, Boston, MA  02111
          ---------------------------------------------------------------

          Telephone:  617 542 6000
                     ----------------------------------------------------

                    DESIGNATION, POWERS, PREFERENCE AND OTHER
                            TERMS OF PREFERRED SHARES


                               CONTINUATION SHEETS

             DESCRIPTION AND DESIGNATION OF SERIES E PREFERRED STOCK


     SECTION 1. DESIGNATION, AMOUNT AND PAR VALUE. The series of Preferred Stock shall be designated as the Series E Convertible Preferred Stock (the "Series E Preferred Stock"), and the number of shares so designated shall be 2,400. The par value of each share of Series E Preferred Stock shall be $.01. Each share of Series E Preferred Stock shall have a stated value of $1,250 per share (the "Stated Value").

     SECTION 2. DIVIDENDS. In the event the Board of Directors of the Company shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a dividend payable entirely in shares of the Common Stock of the Company), the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of the Series E Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series E Preferred Stock as would have been payable on the largest number of shares (including fractions of shares) of Common Stock which each share of Series E Preferred Stock held by each holder thereof would have received if such Series E Preferred Stock had been converted into Common Stock pursuant to the provisions of Section 5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends.

     SECTION 3. VOTING RIGHTS. Except as otherwise provided herein and as otherwise provided by law, the Series E Preferred Stock shall have no voting rights. However, so long as any shares of Series E Preferred Stock are outstanding, the Company shall not, (a) without the affirmative vote of the holders of a majority of the shares of the Series E Preferred Stock then outstanding, alter or change, in a manner that is adverse to such holders, the powers, preferences or rights of the Series E Preferred Stock hereunder or (b) without the consent of a majority of the shares of the Series E Preferred Stock outstanding and held by the initial holders thereof, but only so long as at least 50% of the Series E Preferred Stock is held by the initial holders thereof, authorize or create any Senior Securities.

     SECTION 4. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), after payment of all amounts owing to holders of Senior Securities, if any, the holders of shares of Series E Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to holders of the Company's capital stock, on a parity with holders of any Pari Passu Securities but before payment or distribution of any of such assets to the holders of Junior Securities, for each share of Series E Preferred Stock an amount equal to the Stated Value, plus an amount equal to all declared but unpaid dividends per share, without interest, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Series E Preferred Stock and Pari Passu Securities ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of shall be deemed a Liquidation; provided that, a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5(D). The Company shall mail written notice of any such Liquidation, not less than 30 days prior to the payment date stated therein, to each record holder of Series E Preferred Stock.

     SECTION 5.     CONVERSION.

     A. Each share of Series E Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio (subject to adjustment as a result of adjustment of the Conversion Price under Section 5(B), at the option of the holder in whole or in part at any time after December 9, 1999 (the "Initial Conversion Date"); provided that if after the Issue Date and prior to the Initial Conversion Date the Company issues shares of any Series of its Preferred Stock which is convertible at the option of the holder on a date prior to the Initial Conversion Date then the Initial Conversion Date shall be amended and deemed to be such earlier date. Any conversion under this Section 5(A) shall be of a minimum amount of the lesser of 100 shares of Series E Preferred Stock and the number of shares of Series E Preferred Stock then held by the converting holder. The holder of the Series E Preferred Stock shall effect conversions by surrendering the certificate or certificates representing the shares of Series E Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice"), in the manner set forth in Section 5(H), which Holder Conversion Notice, once given, shall be irrevocable. Each Holder Conversion Notice shall specify the number of shares of Series E Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder of Series E Preferred Stock delivers such Notice by facsimile (the "Holder Conversion Date") and, in any event, not prior to the Initial Conversion Date. If a holder of Series E Preferred Stock is converting less than all of the shares of Series E Preferred Stock represented by the certificate(s) tendered by such holder with the Holder Conversion Notice, the Company shall promptly deliver to such holder a certificate for such number of shares as have not been converted.

     B. Each share of the Series E Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio at the option of the Company in whole or in part at any time on or after December 9, 2000; PROVIDED, HOWEVER, that the Company is not permitted to deliver a Company Conversion Notice (as defined below) unless on the Company Conversion

Date (as hereinafter defined) the Common Stock is Publicly Traded; and PROVIDED FURTHER, that the Company is not permitted to deliver a Company Conversion Notice and effect the conversion of shares of Series E Preferred Stock under this Section 5(B) unless such conversion is of all Series E Shares and does not result in the issuance of preferred shares under Section 5(D)(2). The Company shall effect such conversion by delivering to the holders of such shares of Series E Preferred Stock to be converted a written notice in the form attached hereto as EXHIBIT B (the "Company Conversion Notice"), which Company Conversion Notice, once given, shall be irrevocable. Each Company Conversion Notice shall specify the number of shares of Series E Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Company delivers such Notice by facsimile to the holder (the "Company Conversion Date") and, in any event, not prior to December 9, 2000. The Company shall give such Company Conversion Notice in accordance with Section 5(H) below. Upon the conversion of shares of Series E Preferred Stock pursuant to a Company Conversion Notice, the holders of the Series E Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of any transfer agent for the Series E Preferred Stock or Common Stock not later than three (3) Trading Days after the Company Conversion Date. Each of a Holder Conversion Notice and a Company Conversion Notice is sometimes referred to herein as a "Conversion Notice," and each of a "Holder Conversion Date" and a "Company Conversion Date" is sometimes referred to herein as a "Conversion Date."

     C. Not later than three (3) Trading Days after the Conversion Date, the Company will deliver to each holder of Series E Preferred Stock (i) a certificate or certificates which shall contain the restrictive legends and trading restrictions set forth on the Series E Preferred Stock (and such other legends and trading restrictions then required by law), representing the number of shares of Common Stock being acquired upon the conversion of shares of Series E Preferred Stock, and (ii) one or more certificates representing the number of shares of Series E Preferred Stock not converted; PROVIDED, HOWEVER, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series E Preferred Stock until certificates evidencing such shares of Series E Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Series E Preferred Stock or Common Stock, or the holder of Series E Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond or other adequate security reasonably acceptable to the Company to indemnify the Company from any loss incurred by it in connection therewith.

     D. 1. The initial conversion price for each share of Series E Preferred Stock in effect on any Conversion Date shall be $1.0625 per share, subject to adjustment as herein provided (the "Conversion Price").

          2. In the event that BioChem Pharma, Inc. ("BioChem Pharma"), as holder of warrants to purchase the Company's common stock issued pursuant to the BioChem Pharma Agreement, exercises such warrants at a price less than $3.1875 per share of Common Stock, the Conversion Price for the Series E Preferred Stock shall be adjusted by multiplying such price by a fraction the numerator of which is the Total Initial Outstanding Shares and the denominator of which is the Total Adjusted Outstanding Shares, each as of the date of such exercise. If on the Conversion Date applicable to any conversion under Section 5: (A) the Common Stock is then listed for trading on the Nasdaq National Market, (B) the Conversion Price as adjusted hereunder is less than $1.0625, (C) the Company has not previously obtained Stockholder Approval (as defined below),
(D) the Company has not obtained a waiver of the Stockholder Approval requirement of Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof) ("Rule 4460(i)"), and (E) the Company is required to obtain Stockholder Approval under Rule 4460(i) as a condition to continued listing on the Nasdaq Stock Market, then the Company shall issue to the holder a number of shares of Common Stock which, together with all shares of Common Stock previously issued upon conversion of Series E Preferred Stock, will not exceed 4,901,382 shares (the "Issuable Maximum"). If the holder is not able to convert the Series E Preferred Stock in full because the number of shares of Common Stock otherwise issuable upon conversion of the Series E Preferred Stock exceeds the Issuable Maximum by virtue of the adjustment to the Conversion Price set forth in this Section 5(D)(2), the holder shall be entitled to convert the Series E Preferred Stock not so convertible into a number of shares (the "Issuable Number of Shares") of a new series of the Company's Preferred Stock determined by dividing (i) the product of (x) the number of shares of Common Stock in excess of the Issuable Maximum times (y) the price at which BioChem Pharma exercised its warrants by (ii) $1,000. Such series of preferred stock shall have the powers, preferences and other terms described in Schedule 1 hereto and shall be convertible to Common Stock at a conversion price of $1.0625. "Stockholder Approval" means the approval by the majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the stockholders of the Company held in accordance with the Company's articles of organization and by-laws as then in effect, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Series E Preferred Stock, as and to the extent required pursuant to Rule 4460(i).

     3. If the Company, at any time while the Series E Preferred Stock is outstanding, (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(D)(3) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

     4. If the Company, at any time while the Series E Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to the holder of Series E Preferred Stock) evidences of its indebtedness or assets (excluding those referred to in Section 5(D)(2) hereof), then in each such case the Conversion Price for which the shares of Common

Stock shall be purchased shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Conversion Price determined as of the record date mentioned above, and of which the numerator shall be the Conversion Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors of the Company (the "Board of Directors") in good faith; provided, however, that in the event of a distribution exceeding 10% of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority of the Series E Preferred Stock then outstanding; and further provided, however, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holder and all other holders of the Series E Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

     5. In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of Series E Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of Series E Preferred Stock shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such shares of Series E Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Series E Preferred Stock the right to receive the securities or property set forth in this Section 5(D)(5) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

     6. If the Company, at any time while any shares of Series E Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Conversion Price in effect immediately prior to such issuance of rights or warrants shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(D)(6), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase of only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

     E. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not to, or is unable to, make such a cash payment, the holder of Series E Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     F. The issuance of certificates for shares of Common Stock on conversion of Series E Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series E Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     G. Shares of Series E Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

     H. Each Holder Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Each Company Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to each holder of Series E Preferred Stock at the facsimile telephone number and address of such holder appearing on the books of the Company or provided to the Company by such holder for the purpose of such Company Conversion Notice, or if no such facsimile telephone number or address appears or is so provided, at the principal place of business of the holder. Any such notice shall be deemed given and effective upon the earliest to occur of (i)(a) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this
Section 5(H) prior to 4:30 p.m. (Boston Time) on any date, such date or such later date as is specified in the Conversion Notice, and (b) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(H) at or after 4:30 p.m. (Boston Time) on any date, the next date or such later date as is specified in the Conversion Notice, (ii) five days after deposit in the United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.

     SECTION 6. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

     "Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company).

     "BioChem Pharma Agreement" means the Stock Purchase Agreement by and among Apoptosis Technology, Inc., the Company and BioChem Pharma dated July 31, 1997.

     "BioChem Pharma Warrants" means the warrants issuable to BioChem Pharma pursuant to the BioChem Pharma Agreement.

     "Business Day" means any day of the year on which commercial banks are not required or authorized to be closed in New York City.

     "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $.01 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Conversion Ratio" means, at any time, a fraction, of which the numerator is the Stated Value plus all declared but unpaid dividends, and of which the denominator is the Conversion Price at such time.

     "Issue Date" means the date of initial issuance of the Series E Preferred Stock.

     "Junior Securities" means the Common Stock, the Series A Preferred Stock and all other classes or series of equity securities of the Company hereafter created (unless such class or series of capital stock constitutes Pari Passu Securities or, with the consent of the holders of the Series E Preferred Stock obtained in accordance with Section 3 hereof, such class or series of capital stock by its terms constitutes Senior Securities).

     "Pari Passu Securities" means any class or series of capital stock of the Company hereafter created ranked as to distribution of assets upon a Liquidation on a parity with the Series E Preferred Stock.

     "Per Share Market Value" means on any particular date (a) the closing sale price per share of the Common Stock on such date on The Nasdaq National Market or the principal stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the closing sale price on the date nearest preceding such date, or (b) if the Common Stock is not listed on The Nasdaq National Market or any stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market at the close of business on such date, or (c) if the Common Stock is not quoted on the Nasdaq Stock Market, the average of the bid and asked price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is not publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of the shares of the Series E Preferred Stock who shall conduct a good faith appraisal; PROVIDED, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, who shall conduct a good faith appraisal, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

     "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "Preferred Stock" means shares now or hereafter authorized of the class of Preferred Stock, $.01 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Publicly Traded" means with respect to the Common Stock that (a) such Common Stock is traded on The Nasdaq National Market or Nasdaq SmallCap Market or principal stock exchange on which the Common Stock has been listed, or (b) if Common Stock is not listed on The Nasdaq National Market or Nasdaq SmallCap Market or any stock exchange, such Common Stock is traded in the over-the-counter market, as reported by the Nasdaq Stock Market, or (c) if such Common Stock is not quoted on the Nasdaq Market, such Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

     "Senior Securities" means any class or series of capital stock of the Company hereafter created with the consent of the holders of Series E Preferred Stock obtained in accordance with Section 3 hereof ranking as to distribution of assets upon a Liquidation senior to the Series E Preferred Stock.

     "Series A Preferred Stock" means the 600 outstanding shares of the Series A Preferred Stock, $.01 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Total Adjusted Outstanding Shares" means, as of any date of determination, the total of (i) all shares of Common Stock outstanding on the Issue Date, (ii) all shares of Common Stock issuable upon the exercise of warrants and options outstanding on the Issue Date (other than any BioChem Pharma Warrants), (iii) all shares of Common Stock issuable upon the conversion of shares of any class or series of Preferred Stock outstanding on the Issue Date, (iv) the number of shares of Common Stock issued on or prior to the determination date (including those exercised on the determination date) upon exercise of BioChem Pharma Warrants at a price less than $3.1875 per share; and (v) that number of shares of Common Stock issuable upon exercise of BioChem Pharma Warrants outstanding as of the determination date (excluding those exercised on the determination date) at an assumed exercise price of $3.1875 per share of Common Stock.

     "Total Initial Outstanding Shares" means, as of any date of determination, the total of (i) all shares of Common Stock outstanding on the Issue Date, (ii) all shares of Common Stock issuable upon the exercise of warrants and options outstanding on the Issue Date (other than any BioChem Pharma Warrants), (iii) all shares of Common Stock issuable upon the Conversion of shares of any class or series of Preferred Stock outstanding on the Issue Date, (iv) the number of shares of Common Stock issued on or prior to the determination date upon exercise of BioChem Pharma Warrants at a price less than $3.1875 per share; and
(v) that number of shares of Common Stock issuable upon exercise of BioChem Pharma Warrants outstanding as of the determination date (including those exercised on the determination date) at an assumed exercise price of $3.1875 per share of Common Stock.

     "Trading Day" means (a) a day on which the Common Stock is traded on The Nasdaq National Market or Nasdaq SmallCap Market or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on The Nasdaq National Market or Nasdaq SmallCap Market or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq Stock Market, or (c) if the Common Stock is not quoted on the Nasdaq Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                                   SCHEDULE 1


                              PREFERRED STOCK TERMS


     SECTION 1. DESIGNATION, AMOUNT AND PAR VALUE. The series of (the "Company") ImmunoGen, Inc. Preferred Stock shall be designated as the [Designation] Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be the Issuable Number of Shares, as defined in Section 5.D.2 of the Description and Designation of Series E Preferred Stock to which this Schedule 1 is attached. The par value of each share of Preferred Stock shall be $.01. Each share of Preferred Stock shall have a stated value of $1,000 per share (the "Stated Value").

     SECTION 2. DIVIDENDS. At all times prior to December 30, 2002, in the event the Board of Directors of the Company (the "Board") shall declare a dividend payable upon the then outstanding shares of common stock, $.01 par value, of the Company (or stock of any other class into which such shares may hereafter have been reclassified or changed) ("Common Stock"), the Board shall declare at the same time a dividend upon the then outstanding shares of the Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Preferred Stock, as would have been payable on Common Stock in lieu of which the shares of Preferred Stock were issued. From and after December 30, 2002, the holders of Preferred Stock shall be entitled to receive a cumulative dividend payable in arrears in cash quarterly on the last day of each February, May, August and November, commencing on February 28, 2002 (each, a "Dividend Payment Date"), at a rate per annum multiplied by the Stated Value equal to the prime rate as announced by the Wall Street Journal from time to time, such rate to be adjusted automatically on the effective date of any change in such rate, plus 1%, in preference to dividends on any Common Stock and the Series E Preferred Stock or any class ranking, as to dividend rights, junior to the Preferred Stock, but after payment of dividends to the Series A Preferred Stock, and such dividends shall accrue (whether or not declared and whether or not there shall be funds legally available for the payment of dividends) without interest, and shall be payable on the Dividend Payment Date.

     SECTION 3. VOTING RIGHTS. Except as otherwise provided herein and as otherwise provided by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, alter or change adversely the powers, preferences or rights given to the Preferred Stock.

     SECTION 4. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall not be entitled to receive any payment out of the assets of the Company available for distribution to holders of the Company's capital stock, before payment or distribution of any of such assets to the holders of Common Stock, but the holders of shares of preferred Stock shall share ratably with the holders of Common Stock in any such Liquidation, based on the number of shares of Common Stock into which the Preferred Stock could be converted at the time of such Liquidation.

     SECTION 5. CONVERSION. Each share of Preferred Stock shall be convertible into shares of Common Stock at a conversion ratio of the Stated Value divided by $1.0625, as adjusted in accordance with Section 5(D)(3), (4),
(5) or (6) of the Description and Designation of Series E Preferred Stock (the "Adjusted Conversion Price"), at any time on or after December 9, 1999 and before December 9, 2004; PROVIDED THAT, on the conversion date, if either (A) the Common Stock is not then listed for trading on the Nasdaq National Market,
(B) the Company has previously obtained Stockholder Approval (as defined in the Description and Designation of Series E Preferred Stock), (C) the Company has obtained a waiver of the Stockholder Approval requirement of Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof) ("Rule 4460(i)"), or (D) the Company is no longer required to obtain Stockholder Approval under Rule 4460(i) as a condition to continued listing on the Nasdaq Stock Market then the conversion ratio may be calculated based on the Per Share Market Value if it is then lower than the Adjusted Conversion Price.

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder to Convert Shares of Series E Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series E Convertible Preferred Stock indicated below into shares of Common Stock, par value $.01 per share (the "Common Stock"), of ImmunoGen, Inc. (the "Company") according to the conditions set forth in the Description and Designation of Series E Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                                   ---------------------------------------------
                                   Date to Effect Conversion


                                   ---------------------------------------------
                                   Number of Shares of Series E Preferred Stock to be Converted


                                   ---------------------------------------------
                                   Applicable Conversion Price


                                   ---------------------------------------------
                                   Number of Shares of Common Stock to Issue


                                   ---------------------------------------------
                                   Signature


                                   ---------------------------------------------
                                   Name:


                                   ---------------------------------------------
                                   Address:

                                    EXHIBIT B

                                 IMMUNOGEN, INC.

                             NOTICE OF CONVERSION AT
                           THE ELECTION OF THE COMPANY


The undersigned in the name and on behalf of ImmunoGen, Inc. (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its right to convert [ ] shares of its Series E Convertible Preferred Stock held by the Holder into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company according to the terms set forth in the Description and Designation of Series E Preferred Stock, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any, which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.


Conversion calculations:
                                   ---------------------------------------------
                                   Date to Effect Conversion


                                   ---------------------------------------------
                                   Number of Shares of Series E Preferred Stock to be Converted


                                   ---------------------------------------------
                                   Applicable Conversion Price


                                   ---------------------------------------------
                                   Number of Shares of Common Stock to Issue


                                   ---------------------------------------------
                                   Signature


                                   ---------------------------------------------
                                   Name:


                                   ---------------------------------------------
                                   Address: